NEWS
RELEASE

25 Sawyer Passway ● Fitchburg, Massachusetts 01420
FOR IMMEDIATE RELEASE
Exhibit 99.01

Arrhythmia Research Technology Announces Results
of Annual Meeting of Stockholders
Board of Directors elects Dr. Paul F. Walter as Chairman
FITCHBURG, MA, July 7, 2015 -- Arrhythmia Research Technology, Inc. (NYSE MKT: HRT) (the “Company”), through its wholly-owned subsidiary, Micron Products, Inc., a diversified contract manufacturing organization that produces highly-engineered, innovative medical device technologies requiring precision machining and injection molding, announced the results of shareholder voting that took place during the Company’s 2015 annual meeting, which was held on July 1, 2015.
The shareholders reelected E.P. Marinos and Salvatore Emma, Jr. to the Board of Directors for three-year terms. Shareholders also voted to approve the advisory “say on pay” resolution, supporting the compensation plan for the executive officers. Additionally, shareholders approved the amendment to the Company’s Certificate of Incorporation to revise the preferred stock authorization and ratified the appointment of Wolf & Company, P.C. as independent auditors for 2015.
The Company also announced the election of Dr. Paul F. Walter as Chairman of the Board, effective July 2, 2015. Dr. Walter has been a member of the Board of Directors since its founding in 1982. Former Chairman, E.P. Marinos, will stay on as a Director, serving on the audit, nominating and corporate governance, and compensation committees.
Dr. Walter stated, “I’m honored to have the opportunity to serve as Chairman of the Board. The Company has focused its growth strategy on expanding its overall share of the contract manufacturing services industry, particularly within the medical devices and components market. I am confident we have the leadership and vision to ensure continued momentum and success.”
About Arrhythmia Research Technology, Inc.
Arrhythmia Research Technology, Inc., through its wholly-owned subsidiary, Micron Products, Inc., is a diversified contract manufacturing organization that produces highly-engineered, innovative medical device technologies requiring precision machining and injection molding. The Company also manufactures components, devices and equipment for military, law enforcement, industrial and automotive applications. In addition, the Company is a market leader in the production and sale of silver/silver chloride coated and conductive resin sensors used as consumable component parts in the manufacture of integrated disposable electrophysiological sensors. The Company’s strategy for growth is to build a best-in-class quality organization and capitalize on its engineering design expertise and reliable, proprietary manufacturing processes to further penetrate the medical device contract manufacturing market.
The Company routinely posts news and other important information on its websites:
http://www.arthrt.com, http://www.micronproducts.com and http://www.micronmedical.com.

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Arrhythmia Research Technology Announces Results of Annual Meeting of Stockholders
July 7, 2015

Safe Harbor Statement
Forward-looking statements made herein are based on current expectations of Arrhythmia Research Technology, Inc. (“our” or the “Company”) that involve a number of risks and uncertainties and should not be considered as guarantees of future performance. The factors that could cause actual results to differ materially include our ability to retain order volumes from customers who represent significant proportions of net sales; our ability to maintain our pricing model, offset higher costs with price increases and/or decrease our cost of sales; variability of customer delivery requirements; the level of sales of higher margin products and services; our ability to renew our credit facility and manage our level of debt and provisions in the debt agreements which could make the Company sensitive to the effects of economic downturns and limit our ability to react to changes in the economy or our industry; failure to comply with financial and other covenants in our credit facility; volatility in commodity and energy prices and our ability to offset higher costs with price increases; continued availability of supplies or materials used in manufacturing at competitive prices; variability of customer delivery requirements; variations in the mix of products sold; and the amount and timing of investments in capital equipment, sales and marketing, engineering and information technology resources. More information about factors that potentially could affect the Company's financial results is included in the Company's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.

For more information, contact:
Investor and Media Contact:	Company Contact:
Deborah K. Pawlowski	Derek T. Welch
Kei Advisors LLC	Chief Financial Officer
716.843.3908	978.345.5000
dpawlowski@keiadvisors.com